UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/08/2007

Blockbuster Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15153

Delaware	52-1655102
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 Elm Street
Dallas, Texas 75270
(Address of principal executive offices, including zip code)

214-854-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.01.    Completion of Acquisition or Disposition of Assets

On August 8, 2007, Blockbuster Inc. ("Blockbuster") completed the acquisition (the "Acquisition") of all of the outstanding membership interests of Movielink, LLC ("Movielink"), an online movie downloading business. Blockbuster purchased all of the outstanding membership interests of Movielink from MGM On Demand Inc., DIGICO Inc., SPDE - MF Holdings, Inc., Universal VOD Venture Holdings LLC, and WB - MF LLC for $6.6 million in cash, subject to adjustment for Movielink's working capital at the closing. The purchase price for the Acquisition was financed from Blockbuster's available cash.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

        The financial statements required by Item 9.01(a) of Form 8-K will be filed pursuant to an amendment to this Current Report within 71 calendar days after the date on which this Current Report is required to be filed.

(b) Pro forma financial information.

        Pro forma financial information required by Item 9.01(b) of Form 8-K will be filed pursuant to an amendment to this Current Report within 71 calendar days after the date on which this Current Report is required to be filed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blockbuster Inc.

Date: August 14, 2007	By:	/s/ Larry J. Zine
Larry J. Zine
Executive Vice President, Chief Financial Officer and Chief Administrative Officer